UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 16, 2024
(date of earliest event reported)
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Pruco Life Insurance Company
(Exact name of registrant as specified in its charter)
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Arizona (State or other jurisdiction of incorporation or organization)	033-37587 (Commission File Number)	22-1944557 (I.R.S. Employer Identification Number)
213 Washington Street Newark, NJ 07102
(Address of principal executive offices and zip code)
(973) 802-6000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 - Results of Operations and Financial Condition.
The information appearing below under Item 4.02 regarding the Company's previously reported quarterly period ended March 31, 2024, as well as the information below under the heading “Controls and Procedures”, are incorporated herein by reference.

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On August 16, 2024, the Board of Directors of Pruco Life Insurance Company (“Pruco Life” or the “Company”), in consultation with management, concluded that the Company’s previously issued Unaudited Interim Consolidated Financial Statements as of and for the three months ended March 31, 2024, contained within the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 should no longer be relied upon due to errors in the financial statements, and therefore a restatement of these prior financial statements is required.

In connection with the Company’s close process for the three months ended June 30, 2024, the Company identified an error in the valuation of policyholder account balances of indexed variable annuity products, and certain other immaterial errors. The restatement of the three months ended March 31, 2024, relates mainly to an $86 million valuation-related pre-tax charge from an increase to the policyholder account balances of indexed variable annuity products, and certain other immaterial adjustments. In connection with this restatement, the Company will also correct for an unrelated $75 million misclassification of certain affiliated ceded activity in the Unaudited Interim Consolidated Statements of Cash Flows for the three months ended March 31, 2024, which decreases cash flows from financing activities and increases cash flows from operating activities.

Management discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters disclosed in this filing pursuant to Item 4.02(a) of Form 8-K.

The Company plans to restate the previously issued Unaudited Interim Consolidated Financial Statements as of and for the three months ended March 31, 2024, by amending its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024.

Controls and Procedures
The Company’s Chief Executive Officer and Chief Financial Officer have concluded that, as of March 31, 2024, the Company’s disclosure controls and procedures were not effective due to the identification of a material weakness in the Company’s internal control over financial reporting and will amend Part I Item 4 Controls and Procedures of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024. The material weakness relates to controls over the completeness, accuracy, and timeliness of the review of the manual calculations and related adjustments for the Policyholder Account Balance liability for variable annuity products. In addition, management concluded that the material weakness continued to exist in the Company’s internal control over financial reporting as of June 30, 2024, as management's remediation plans have not yet been completed and will report in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 that the Company's disclosure controls and procedures were not effective due to the identification of this material weakness.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pruco Life Insurance Company

By:	/s/ Elizabeth Dietrich
Name:	Elizabeth Dietrich
Vice President, Chief Financial Officer and Chief Accounting Officer
(Authorized Signatory and Principal Financial Officer)
Date: August 16, 2024